UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):  MAY 27, 2005



                        N-VIRO INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       DELAWARE           0-21802        34-1741211
                   (STATE OR OTHER   (COMMISSION FILE   (IRS EMPLOYER
                   JURISDICTION OF         NUMBER)      IDENTIFICATION
                  INCORPORATION OR                            NO.)
                    ORGANIZATION)


            3450 W. CENTRAL AVENUE, SUITE 328 TOLEDO, OHIO     43606
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) On May 27, 2005, Brian P. Burns, a member of N-Viro International Corporation's (the "Company") Board of Directors as a Class II director, ceased to be a director when the Company redeemed the share of Series A Redeemable Preferred Stock (the "Preferred Stock") held by J. Patrick Nicholson. Due to sales by Mr. Nicholson of the Company's common stock on September 25 and 26, 2003, he ceased to be the beneficial owner of at least 17.50% of the Company's common stock as of that date, as reflected in reports filed by Mr. Nicholson under Section 16 of the Securities and Exchange Act of 1934, and, therefore, his share of Preferred Stock became redeemable. On May 13, 2005, the Board of Directors voted to redeem Mr. Nicholson's share of Preferred Stock in accordance with the provisions of the Certificate of Designation of Series A Redeemable
Preferred Stock of the Company (the "Certificate of Designation"), a copy of which was filed with the Company's annual report on Form 10-K filed April 14, 2004. As provided in Section 7(F) of the Certificate of Designation, the term of office of Brian P. Burns shall end and Mr. Burns shall be deemed to have resigned upon the redemption of Mr. Nicholson's share of Preferred Stock. The Board did not replace Mr. Burns at this time.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION


Dated:          June  1,  2005                 By:     /s/  James K. McHugh
                --------------                         --------------------
                                                       James  K.  McHugh
                                                       Chief  Financial  Officer